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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
               (Exact name of Registrant as specified in charter)

                 DELAWARE                                11-2908692
(State of Incorporation or organization)    (IRS Employer Identification No.)

                           5151 SAN FELIPE, SUITE 450
                             HOUSTON, TEXAS, 77056
                                 (713) 621-7911
                       (Address, including zip code, and
                     telephone number, including area code,
                  of Registrant's principal place of business)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

               TITLE OF EACH CLASS      NAME OF EACH EXCHANGE ON WHICH
               TO BE SO REGISTERED      EACH CLASS IS TO BE REGISTERED

                                      NONE

If this Form relates to the registration of a class of debt securities and is effective upon filing purusant to General Instruction A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 purusant to General Instruction A.(c)(2), please check the following box.

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

               COMMON STOCK          $0.00001 PAR VALUE PER SHARE
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ITEM 1.  DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED.

          A complete description of the $0.00001 par value Common Stock of the Registrant to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 is included in the Form S-8 Registration Statement of the Registrant (Commission File Number 33-35207) which is incorporated herein by reference pursuant to Rule 12b-32 promulgated under the Exchange Act.


ITEM 2.    EXHIBITS.

I. 3.2 Amended and Restated Certificate of Incorporation of Havenwood Ventures, Inc dated July 24, 1997. N Previously filed as Exhibit 3.2 to Current Report on Form 8-K filed with the Commission on August 13, 1997.

   3.3 July 31, 1997 Amendment to the Certificate of Incorporation of Boots & Coots International Well Control, Inc., formerly Havenwood Ventures, Inc. N Previously filed as Exhibit 3.3 to Current Report on Form 8-K filed with the Commission on August 13, 1997.

   3.4 Amended By-laws of Boots & Coots International Well Control, Inc. N Previously filed as Exhibit 3.4 to Current Report on Form 8-K filed with the Commission on August 13, 1997.

   3.5 December 8, 1997 Amendment to the Certificate of Incorporation of Boots & Coots International Well Control, Inc.

   4.1 Specimen Certificate for $.00001 par value common stock. N Previously filed as Exhibit 4.1 to Current Report on Form 8-K filed with the Commission on August 13, 1997.


II.  1.  Not Applicable.

     2.  Not Applicable.

     3.  Not Applicable.

     4.  Not Applicable.

     5.  Not Applicable.

     6.  Not Applicable.
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                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Boots & Coots International
                                         Well Control, Inc.
                                       December 9, 1997


                                    By: /s/ BRIAN KRAUSE
                                       -----------------------------------
                                       Brian Krause, President